                                                                    EXHIBIT 21.1



                             LIST OF SUBSIDIARIES
                             --------------------


        Upon the effectiveness of the transactions contemplated by the Contribution and Subscription Agreement, the Company's direct and indirect subsidiaries will consist of:

                             Satellink Paging, LLC